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                                                                   EXHIBIT 10.37

                                ALON ASSETS, INC.
                             2000 STOCK OPTION PLAN

         1. Purpose of the Plan. This Plan shall be known as the Alon Assets, Inc. 2000 Stock Option Plan. The purpose of the Plan is to attract and retain the best available personnel and consultants for positions of substantial responsibility and to provide incentives to the personnel and consultants retained by Alon Assets, Inc. and its subsidiaries (the "Corporation") in order to promote the success of the business of the Corporation and its subsidiaries.

         Certain options granted under this Plan are intended to qualify as "incentive stock options" pursuant to Section 422 of the Internal Revenue Code of 1986, as amended, while certain other options granted under the Plan will constitute nonqualified options.

         2. Definitions. As used herein, the following definitions shall apply:

                  (a) "Board" shall mean the Board of Directors of the Corporation.

                  (b) "Common Stock" shall mean the Common Stock, $.01 par value per share, of the Corporation. Except as otherwise provided herein, all Common Stock issued pursuant to the Plan shall have the same rights as all other issued and outstanding shares of Common Stock, including but not limited to voting rights, the right to dividends, if declared and paid, and the right to pro rata distributions of the Corporation's assets in the event of liquidation.

                  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (d) "Committee" shall mean the group responsible for administering the Plan, which group shall be appointed by the Board.

                  (e) "Corporate Change" means one of the following events: (i) the merger, consolidation or other reorganization of the Corporation in which the outstanding Common Stock is converted into or exchanged for a different class of securities of the Corporation, a class of securities of any other issuer (except a direct or indirect wholly owned subsidiary of the Corporation or an issuer that is controlled by the same persons who control the Corporation prior to such transaction), cash or other property; (ii) the sale, lease or exchange of all or substantially all of the assets of the Corporation to any other corporation or entity (except a direct or indirect wholly owned subsidiary of the Company or an issuer that is controlled by the same persons who control the Corporation prior to such transaction); (iii) the adoption by stockholders of the Corporation of a plan of liquidation and dissolution; or (iv) the acquisition (other than any acquisition pursuant to any other clause of this definition) by any person or entity, including without limitation a "group" as contemplated by Section 13(d)(3) of the Exchange Act, of beneficial ownership, as contemplated by such Section, of more than 33-2/3 percent (based on voting power) of the Corporation's outstanding capital stock, if after such acquisition affiliates of Alon Israel Oil Company, Ltd. together hold less than 50% (based on voting power) of the Corporation's outstanding capital stock; provided, however, that no sale of the Corporation's capital stock by affiliates of Alon Israel Oil Company, Ltd. will in and



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         of itself cause a Corporate Change, absent the occurrence of any of the events specified in (i) through (iv) of this Paragraph (e).

                  (f) "Corporation" shall mean Alon Assets, Inc., a Delaware corporation.

                  (g) "Date of Grant" shall mean the date on which an Option is granted pursuant to this Plan.

                  (h) "Employee" shall mean any officer or other employee of the Corporation or one of its-Subsidiaries (including any director who is also an officer or employee of the Corporation or one of its Subsidiaries).

                  (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (j) "Exercise Price" shall mean the Option price for each share of Common Stock subject to an Option.

                  (k) "Fair Market Value" shall mean the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the date specified as reported by the principal national stock exchange on which the Common Stock is then listed or. if there is no reported price information for the Common Stock, the Fair Market Value will he determined by the Committee in its sole discretion or in such other manner as may be specified by agreement with a Participant. In making such determination, the Committee may, but shall not be obligated to, rely upon an independent appraisal of the Common Stock, which may be commissioned by the Committee.

                  (l) "Nonqualified Option" shall mean any Option that is not a Qualified

                  (m) "Option" shall mean a stock option granted pursuant to
         Section 6 of this

                  (n) "Option Agreement" shall mean an agreement between the Corporation and a Participant containing the terms and provisions applicable to such Participant's Option under this Plan.

                  (o) "Participant" shall mean an Employee, director, consultant or independent contractor of the Corporation who receives an Option pursuant to this Plan.

                  (p) "Plan" shall mean the Alon Assets, Inc. 2000 Stock Option Plan, as amended.

                  (q) "Qualified Option" shall mean any Option that is intended to qualify, or that does qualify, as an "incentive stock option" within the meaning of Section 422 of the Code.

                  (r) "Related Corporations" shall mean the Corporation's parent and subsidiary corporations as defined in Section 424(e) and (f) of the Code, or a corporation



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         or a parent or subsidiary corporation of such corporation issuing or assuming an Option in a transaction to which Section 424(a) of the Code applies.

                  (s) "Securities Act" shall mean the Securities Act of 1933, as amended.

                  (t) "Subsidiary" shall mean any now existing or hereinafter organized or acquired company of which more than fifty percent (50%) of the issued and outstanding voting stock is owned or controlled directly or indirectly by the Corporation or through one or more Subsidiaries of the Corporation or that is under common control with the Corporation.

                  (u) "10 Percent Stockholder" shall mean a Participant who owns on the Date of Grant more than 10 percent of the total combined voting power of all classes of stock of the Corporation or its parent or any of its subsidiaries, as more fully described in Section 422(b)(6) of the Code or any successor provision.

         3. Term of Plan. This Plan has been adopted by the Board and shall continue in effect until terminated pursuant to Section 18(a) hereof.

         4. Shares Subject to the Plan. The aggregate number of shares of Common Stock issuable upon the exercise of Options pursuant to this Plan shall be 16,154.4. The Corporation shall, during the term of this Plan, reserve and keep available a number of shares of Common Stock sufficient to satisfy the requirements of the Plan. If an Option shall expire or become unexercisable for any reason without having been exercised in full, then the shares that were subject thereto shall, unless the Plan shall have terminated, be available for the grant of additional Options under this Plan, subject to the limitation on total shares set forth above.

         5. Eligibility. Qualified Options may be granted under Section 6 of the Plan to such Employees of the Corporation or its Subsidiaries as shall be determined by the Committee. Nonqualified Options may be granted under Section 6 of the Plan to such Employees, directors, consultants and independent contractors of the Corporation or its Subsidiaries as shall be determined by the Committee. Subject to the limitations and qualifications set forth in this Plan, the Committee shall also determine the number of Options to be granted, the number of shares subject to each Option, the exercise price or prices of each Option, the vesting and exercise period of each Option, whether an Option may be exercised as to less than all of the Common Stock subject thereto, and such other terms and conditions of each Option, if any, as are consistent with the provisions of this Plan. In connection with the granting of Qualified Options, the aggregate Fair Market Value (determined at the Date of Grant of a Qualified Option) of the shares with respect to which Qualified Options are exercisable for the first time by a Participant during any calendar year (under all such plans of the Related Corporations) shall not exceed $100,000 or such other amount as provided in Section 422(d) of the Code or any successor provision.

         6. Grant of Options. The Committee shall determine the number of shares of Common Stock to be offered from time to time pursuant to Options granted hereunder and shall grant Options under the Plan. The grant of Options shall be evidenced by Option Agreements



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containing such terms and provisions as are approved by the Committee and executed on behalf of the Corporation by an appropriate officer.

         7. Time of Grant of Options. The date of grant of an Option under the Plan shall be the date on which the Committee awards the Option or, if the Committee so determines, the date specified by the Committee as the date the award is to be effective. Notice of the grant shall be given to each Participant to whom an Option is granted promptly after the date of such grant.

         8. Price. The Exercise Price shall be determined by the Committee at the Date of Grant; provided, however, that (a) the Exercise Price for any Option shall not be less than 100% of the Fair Market Value of the Common Stock at the Date of Grant, and (b) if the Participant is a 10 Percent Stockholder, the Exercise Price for any Qualified Option granted to such Participant shall not be less than 110% of the Fair Market Value of the Common Stock at the Date of Grant.

         9. Vesting. Subject to Section 11 of this Plan, each Option under the Plan shall vest in accordance with the vesting provisions set forth in the applicable Option Agreement. The Committee may, but shall not be required to, permit acceleration of vesting upon any sale of the Corporation or similar transaction. The Committee may also authorize accelerated vesting of options based upon the occurrence of other conditions, which may be stated in the Option Agreement or which may be determined by the Committee after the date of grant of the option and implemented as to any or all Participants at such time. A Participant's Option Agreement may contain such additional provisions with respect to vesting as the Committee shall specify.

         10. Exercise. A Participant may pay the Exercise Price of the shares of Common Stock as to which an Option is being exercised by the delivery of cash, check or, with the consent of the Corporation, by the delivery of shares of Common Stock having a Fair Market Value on the date immediately preceding the exercise date equal to the Exercise Price.

         If the shares to be purchased are covered by an effective registration statement under the Securities Act, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (a) the broker-dealer has received from the Participant or the Corporation a fully, and duly. endorsed agreement evidencing such Option, together with instructions signed by the Participant requesting the Corporation to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares shall be deposited. (b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (c) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

         11. When Qualified Orations May be Exercised. No Qualified Option shall be exercisable at any time after the expiration of ten (10) years from the Date of Grant; provided, however, that if the Participant with respect to a Qualified Option is a 10 Percent Stockholder on the Date of Grant of such Qualified Option, then such Option shall not be exercisable after the expiration of five
(5) years from its Date of Grant. In addition, if a Participant holding a Qualified Option ceases to be an employee of the Corporation or any Related Corporation for any reason, such Participant's vested Qualified Options shall not be exercisable after (a) 30 days following the date such Participant ceases to be an employee of the Corporation or any Related


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Corporation, if such cessation of service is not due to the death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) of the Participant, or (b) twelve months following the date such Participant ceases to be an employee of the Corporation or any Related Corporation, if such cessation of service is due to the death or permanent and total disability (as defined above) of the Participant. Upon the death of a Participant, any vested Qualified Option exercisable on the date of death may be exercised by the Participant's estate or by a person who acquires the right to exercise such Qualified Option by bequest or inheritance or by reason of the death of the Participant, provided that such exercise occurs within both the remaining option term of the Qualified Option and twelve months after the date of the Participant's death. This Section 11 only provides the maximum exercise period with respect to Qualified Options; the Committee may determine that the exercise period for a Qualified Option shall have a shorter duration than as specified above.

         12. Option Financing. Upon the exercise of any Option granted under the Plan, the corporation may, but is not required to, make financing available to the Participant for the purchase of shares of Common Stock pursuant to such Option on such terms as the Committee specifies.

         13. Withholding of Taxes. The Committee shall make such provisions and take such tops as it may deem necessary or appropriate for the withholding of any taxes that the Corporation is required by any law or regulation of any governmental authority to withhold in connection with any Option including, but not limited to, (a) withholding the issuance of all or any portion of the shares of Common Stock subject to such Option until the Participant reimburses the Corporation for the amount it is required to withhold with respect to such taxes, (b) canceling any portion of such issuance in an amount sufficient to reimburse the Corporation for the amount it is required to withhold or (c) taking any other action reasonably required to satisfy the Corporation's withholding obligation.

         14. Conditions Upon Issuance of Shares. The Corporation will not sell or issue any shares upon the exercise of any Option granted under the Plan unless the issuance and delivery of the shares complies with all provisions of applicable federal and state securities laws and the requirements of any stock exchange upon which shares of the Common Stock may then be listed.

         As a condition to the exercise of an Option, the Corporation may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal and state securities laws.

         The Corporation will not be liable for refusing to sell or issue any shares covered by any Option if the Corporation cannot obtain authority from the appropriate regulatory bodies deemed by the Corporation to be necessary to lawfully sell or issue such shares. In addition, the Corporation has no obligation to any Participant, express or implied, to list, register or otherwise qualify the shares of Common Stock covered by any Option.

         No Participant shall be. or shall be deemed to be, a holder of any Common Stock subject to an Option unless and until such Participant has exercised the Option and paid the purchase price for the subject shares of Common Stock, Each Option under this Plan is transferable only





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by will or the laws of descent and distribution and will be exercisable during the Participant's lifetime only by the Participant.

         15. Restrictions on Shares. Shares of Common Stock issued pursuant to the Plan are subject to restrictions on transfer under applicable federal and state securities laws. The Board may impose such additional restrictions on the ownership and transfer of shares of Common Stock issued pursuant to the Plan as it deems desirable; any such restrictions shall be set forth in the Option Agreements entered into pursuant to this Plan.

         16. Modification of Options. At any time and from time to time, the Committee may execute an instrument providing for modification, extension or renewal of any outstanding Option, provided that no such modification, extension or renewal may adversely affect the rights of a Participant under an Option Agreement in any material respect without the consent of the Participant. In the event of such a modification. extension or renewal of a Qualified Option, the Committee may increase the exercise price of the Option if necessary to retain the qualified status of such Option.

         17. Effect of Chance in Stock Subject to the Plan.

                  (a) Except as may be otherwise provided in this Section 17 or in an Option Agreement, if the outstanding shares of Common Stock (other than shares held by dissenting stockholders) are changed into or exchanged for a different number or kind of shares of stock of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization. reclassification. split-up, combination of shares or otherwise), or in the event a stock split or stock dividend has occurred, the Corporation or its successor shall substitute for each share of Common Stock then subject to Options or available for Options the number and kind of shares of stock or other property into which each outstanding share of Common Stock subject to Option would have been exchanged or converted pursuant to the terms of such transaction if immediately prior thereto, the Participant had exercised his or her Option, or the number of shares of Common Stock as is equitably required in the event of a stock split or stock dividend, together with a proportionate adjustment of the Exercise Price under the Options, if any is appropriate in order to preserve the fundamental economic terms of the Option. Any such adjustment will not affect the vesting of Options unless otherwise expressly provided in this Plan or in any Option Agreement. The Board may, but is not required to, provide additional antidilution protection to a Participant under the terms of the Participant's Option Agreement.

                  (b) The existence of this Plan and any Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other change in the Corporation's capital structure or its business, any merger or consolidation of the Corporation, any issue of debt or equity securities having any priority or preference with respect to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Corporation or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.




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                  (c) In the event of a Corporate Change, then no later than (i)
         two business days prior to any Corporate Change referenced in Clause
         (i), (ii) or (iii) of the definition thereof or (ii) ten business days after any Corporate Change referenced in Clause (iv) of the definition thereof, the Committee, acting in its sole discretion without the consent or approval of any Participant, shall act to effect one or more of the following alternatives with respect to outstanding Options, which acts may not conflict with the terms of any Option Agreement, may vary among individual Participants, may vary among Options held by individual Participants and, with respect to acts taken pursuant to Clause (c)(i) above, may be contingent upon effectuation of the Corporate Change: (A) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate, (B) require the mandatory surrender to the Corporation by selected Participants of some or all of the outstanding Options held by such Participants (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date (before or after such Corporate Change) specified by the Committee, in which event the Committee shall thereupon cancel such Options and pay to each Participant an amount of cash per share equal to the excess. if any, of the Fair Market Value (or such other value as may be required or contemplated pursuant to the terms of any Option Agreement to be attributable to the Option in the event of the termination of the Participant's employment as of the date of such payment without "cause" or by the Participant for "good reason") of the shares subject to such Option over the exercise price(s) under such Options for such shares,
         (C) provide that thereafter upon any exercise of an Option theretofore granted the Participant shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which such Option shall then be exercisable, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Participant would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets or plan of liquidation and dissolution if, immediately prior to such merger, consolidation or sale of assets or any distribution in liquidation and dissolution of the Corporation, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Option, or (D) make or grant such changes, amendments, accelerations or adjustments to Options and Option Agreements then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no such changes, amendments, accelerations or adjustments are necessary to Options then outstanding, provided that no such modification, extension or renewal may adversely affect the rights of a Participant under an Option Agreement in any material respect without the consent of the Participant.).

         18. Administration.

                  (a) Options may be granted under Section 6 only by majority agreement of the members of the Committee. Option Agreements in the forms as approved by the Committee, and containing such terms and conditions consistent with the provisions of this Plan as have been determined by the Committee, may be executed on behalf of the Corporation by the Chairman of the Board, the President or any Vice President of the


                                       7


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         Corporation. The Committee has complete authority to construe, interpret and administer the provisions of this Plan and the provisions of the Option Agreements executed hereunder: to prescribe, amend and rescind rules and regulations pertaining to this Plan: to suspend or discontinue this Plan; and to make all other determinations necessary or deemed advisable in the administration of the Plan, provided that no such action may adversely affect the rights of a Participant under any Option Agreement in any material respect without the consent of the Participant.. The determinations, interpretations and constructions made by the Committee will be final and conclusive. No member of the Committee will be liable for any action taken or not taken in good faith relating to this Plan or any award hereunder, and the members of the Committee are entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the fullest extent permitted by law.

                  (b) Although the Committee may suspend or discontinue the Plan at any time, all Qualified Options must be granted within ten (10) years from the effective date of the Plan.

         19. Continued Employment Not Presumed. Nothing in this Plan or any document describing it nor the grant of any Option gives any Participant the right to continue in the employment of the Corporation nor affects the right of the Corporation to terminate the employment of any such person with or without cause.

         20. Liability of the Corporation. Neither the Corporation, its directors, officers or employees or the Committee, nor any Subsidiary which is in existence or hereafter comes into existence, will be liable to any Participant or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Qualified Option granted hereunder does not qualify for tax treatment as an incentive stock option under Section 422 of the Code.

         21. Invalidity of Provisions. If any provision of this Plan is determined to be invalid, illegal or unenforceable in whole or in part. then the Corporation and the Participants will be relieved of all obligations arising under such provision to the extent it is invalid, illegal or unenforceable, and such provision will be reformed to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

         22. Section Titles. All section titles and captions in this Plan are for convenience only, shall not be deemed part of this Plan and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Plan.

         23. GOVERNING LAW. THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES, AS APPLICABLE, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PROVISIONS THAT MIGHT RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.





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
                                                                   EXHIBIT 10.37



                                  AMENDMENT TO
                                ALAN ASSETS, INC.
                             2000 STOCK OPTION PLAN

         Alon Assets, Inc., a Delaware corporation (the "Corporation"), adopts the following amendments to the Alon Assets, Inc. 2000 Stock Option Plan (the "Plan"), effective as of June 30, 2002, except as otherwise provided.

         1. Section 2(b) of the Plan is amended in its entirety to read as follows:

            (b) "Common Stock" shall mean the Class B Common Stock, $.01 par value per share of the Corporation.

         The foregoing amendment will be effective upon the filing by the Corporation of the Certificate of Amendment to its Certificate of Incorporation that creates the nonvoting Class B Common Stock, $.01 par value per share, of the Corporation.

         2. The first sentence of Section 10 of the Plan ("Exercise) is amended in its entirety to read as follows:

            A Participant may pay the Exercise Price of the shares of Common Stock as to which an Option is being exercised by the delivery of cash, check or, with the consent of the Corporation, by the delivery of shares of Common Stock owned by the Participant for at least six months and having a Fair Market Value on the date immediately preceding the exercise date equal to the Exercise Price.

         3. Section 12 of the Plan ("Option Financing") is deleted from the Plan.

         4. Section 13 of the Plan ("Withholding of Taxes") is amended by the addition of the following sentence:

            If the Corporation withholds shares of Common Stock to satisfy its withholding obligation under applicable law, such withholding obligation will be based upon the minimum amount of taxes the Corporation is required to withhold in order to comply with such law.

         IN WITNESS WHEREOF, the Corporation has adopted this Amendment as of the date first written above.

                                                ALON ASSETS, INC.



                                                By /s/ David Wiessman
                                                   -----------------------------
                                                       Name: David Wiessman

                                                PARTICIPANT



                                                By /s/ Jeff Morris
                                                   -----------------------------
                                                       Name: Jeff Morris





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